Exhibit 10.17

AMENDED AND RESTATED

LOAN AGREEMENT

This Amended and Restated Loan Agreement (this “Agreement”) was entered in Beijing, the People’s Republic of China (“PRC”, excluding the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan, for purposes of this agreement) and dated August 16, 2010 by and among the following parties:

(1)	1VERGE INTERNET TECHNOLOGY (BEIJING) CO., LTD. (the “Lender”)

Registered Address: Sections A and C, 5/F, SinoSteel Plaza, No. 8, Haidian Street, Haidian District, Beijing, PRC.

Legal Representative: Victor Wing Cheung Koo

and

(2)	QIN Qiong and LIU Dele (each a “Borrower” and jointly the “Borrowers”)

WHEREAS:

A.	QIN Qiong currently holds 80% equity interest (amounting to RMB 16,000,000) in 1Verge Information Technology (Beijing) Co., Ltd. (“Beijing 1Verge Infotech “) and LIU Dele holds 20% equity interest (amounting to RMB 4,000,000) in Beijing 1Verge Infotech.

B.	In order to contribute the initial registered capital of Beijing 1Verge Infotech of RMB 1,000,000 and the subsequent increased registered capital in an aggregate amount of RMB 19,000,000, the Borrowers had requested from the Lender financial support in an aggregate amount of RMB 20,000,000. The Lender had agreed to provide such financial support and concluded with the Borrowers loan agreements in February 2006 and November 2007, respectively (“Previous Loan Agreements”).

C.	Both the Lender and the Borrowers believe it in the best interest of the parties and Beijing 1Verge Infotech to amend and restate the Previous Loan Agreements to clarify and streamline the rights and obligations of the Borrower and the Lender under the Previous Loan Agreements.

THEREFORE, the Parties, through friendly negotiation based on equal and mutual benefit, agree as follows:

1A.	EFFECTIVE DATE

This Agreement shall be effective upon its being signed by the parties hereunder. Notwithstanding the foregoing, the Lender and the Borrowers confirm that the Loans were duly and fully extended by the Lender prior to the execution of this Agreement.

Amended and Restated Loan Agreement	-1-

1.	Purpose and Sum of the Loan

1.1	Subject to the terms and conditions set forth in this Agreement, Lender has agreed to lend to QIN Qiong in the principal amount of up to RMB 16,000,000 and lend to LIU Dele in the principal amount of up to RMB4,000,000 (each loan principal drawn by the Borrower referred to as a “Loan”, and collectively the “Loans”), both paid in RMB. Such Loans shall be interest-free throughout the term of the Loans.

1.2	Subject to the conditions precedent set forth below, Lender has transferred in installments the balance of the principal amount a Borrower is entitled to under this Agreement within 7 days of receipt by Lender of a drawdown request delivered by such Borrower. No principal shall be disbursed unless a drawdown request in writing is delivered within 180 days of the execution of this Agreement, Borrower shall confirm in writing the receipt of the payment immediately upon the Borrower’s receipt of the payment.

2.	Loan Terms

2.1	The term for such Loans will be ten (10) years, calculated from the date when the Borrowers actually draw each of the Loans. The term under this Agreement shall be automatically extended for another ten years except the written notice to the opposite is given by the Lender three months prior to the expiration of this Agreement.

2.2	The Borrowers hereby jointly agree and warrant that such loan provided by the Lender shall be used only for the investment in the Beijing 1Verge Infotech. Without the Lender’s prior written consent, the Borrowers shall not transfer or pledge its equity interest hereunder to any other third party.

2.3	The Lender and the Borrower jointly agree and confirm that the Borrowers shall not repay the Loans in advance except for Lender’s requirement or the expiration of this Agreement. Each Borrower shall repay the Loans only in the following way and amount: the Borrower shall repay the Loans only by using all the funds obtained by such Borrower from transferring all of the Borrower’s equity in Beijing 1Verge Infotech to Lender or to any other third party designated by the Lender. In case the funds received by such borrower from transferring the aforesaid equity is subject to any tax or administrative expenses, the borrower shall only be obliged to repay the net portion of such funds (after deducting any applicable tax and expenses) to the Lender. When all of such Borrower’s equity in Beijing 1Verge Infotech is transferred as stipulated above and if all the fund thereof is repaid to the Lender by the Borrower, all the outstanding Loan(s) hereunder shall be regarded as repaid.

Amended and Restated Loan Agreement	-2-

2.4	The Lender and the Borrowers agree and confirm that each Borrower shall immediately repay the Loans in advance in case any one of the following occurs:

2.4.1	A Borrower dies or becomes a person with no or limited capacity for civil rights;

2.4.2	Victor Wing Cheung Koo (the current president of Lender) quits or is dismissed from the Lender or the Lender’s affiliated corporations;

2.4.3	The Borrower commits crime or is involved in crime;

2.4.4	Any third party claims debt of the Borrower exceeding RMB1,000,000 (RMB one million) which the Borrower is not able to repay;

2.4.5	There are no legal restrictions for foreign investors to directly invest in the value-added telecommunication business or online audiovisual streaming business under PRC law; or

2.4.6	In the event that the Lender issues a written notice to the Borrower for repayment of the Loans.

3.	Conditions Precedent to the Disbursment of the Loans

3.1	Lender shall not be obliged to make any disbursement of the Loans unless all of the following conditions have been satisfied or written waiver to all the conditions that have not been satisfied has been obtained:

3.1.1	The Borrower has delivered the written drawdown request pursuant to Section 1.2 of this Agreement and the drawdown amount requested in the request does not exceed the available balance.

3.1.2	All the representations and warranties made by the Borrowers are correct, accurate, complete and not misleading.

3.1.3	The Borrowers are not in breach of the covenants and undertakings made by such Borrower in Section 5 hereof.

Amended and Restated Loan Agreement	-3-

3.1.4	Simultaneously with the execution of this Agreement, the parties have executed an Amended and Restated Equity Option Agreement (“Option Agreement”), pursuant to which the Borrowers grant to the Lender or its designated person (legal or natural) an exclusive option to purchase all of the Borrowers’ equity interest in Beijing 1Verge Infotech, to the extent permitted under PRC laws.

3.1.5	Simultaneously with the execution of this Agreement, the parties have executed an Amended and Restated Equity Interest Pledge Agreement (“Pledge Agreement”), pursuant to which the Borrowers have pledged all of their equity interest in Beijing 1Verge Infotech to the Lender, to the extent permitted under PRC laws.

4.	Representations and Warranties

4.1	Each of the Borrowers makes the following representations and warranties to the Lender, and confirm that the Lender execute and perform this Agreement in reliance of such representations and warranties:

4.1.1	The Borrower has the full capacity for civil rights and has the power to enter into this Agreement;

4.1.2	The execution of this Agreement of the Borrower will not violate any law or binding obligations;

4.1.3	This Agreement shall constitute a binding obligation of the Borrower, enforceable against him/her in accordance with its terms upon its execution;

4.1.4	The Borrower neither commits criminal behaviors nor is involved in criminal activity;

4.1.5	Except for the option under the Option Agreement and the pledge under the Pledge Agreement, without the prior consent of the Lender, the Borrower shall not create any pledge over part or whole of the Borrower’s shareholder’s right in Beijing 1Verge Infotech or any priority for any third party with the beneficiary neither the Lender nor its subsidiaries or affiliates;

4.2	The Lender makes the following representations and warranties to the Borrowers:

4.2.1	The Lender is a company registered and validly existing under the laws of PRC;

Amended and Restated Loan Agreement	-4-

4.2.2	The execution and performance of this Agreement by the Lender is in compliance with the power of the Lender. The Lender has taken proper measures and has gained authorizations and approvals for the execution and performance of this Agreement from the third party and governmental departments in accordance with the limitations of the laws and contracts which are binding or bear influences over the Lender;

4.2.3	This Agreement shall constitute the legal, valid and binding obligations of the Lender, which is enforceable against the Lender in accordance with its terms upon its execution.

5.	Covenants and Undertakings of Borrowers

5.1	Each Borrower, as a shareholder of Beijing 1Verge Infotech hereby undertakes to, and jointly causes Beijing 1Verge Infotech to observe the following terms with all efforts during the term of this Agreement:

5.1.1	It shall not modify in any way its articles of association or alter its shareholding structure without the prior written consent of the Lender;

5.1.2	It shall not transfer or dispose of any material asset, or create any other security interest neither for the Lender nor for its subsidiaries / affiliates over the same without the prior written consent of the Lender;

5.1.3	It shall not provide any warranty or assume any debt for any third party which is beyond its normal daily business scope without the prior written consent of the Lender;

5.1.4	It shall not enter into any material contracts without the prior written consent of the Lender, except those entered into in the ordinary course of business (for the purpose of this paragraph, any contract with a value exceeding RMB 100,000 shall be deemed to be a material contract);

5.1.5	It shall not extend any loan or credit to any party without the prior written consent of the Lender;

5.1.6	It shall not merge with or invest in any third party without the prior written consent of the Lender;

5.1.7	It shall not declare in any way any bonus or dividends for its shareholders without the prior written consent of the Lender;

Amended and Restated Loan Agreement	-5-

5.2	Each Borrower further commits to the Lender, within the term of this Agreement, as follows:

5.2.1	It shall take all the measures to guarantee and maintain its identification and status as a shareholder of Beijing 1Verge Infotech;

5.2.2	it shall not transfer or dispose of any of its equity interest or other rights or powers pertinent to its equity interest in Beijing 1Verge Infotech;

5.2.3	it shall procure that the shareholders’ meeting of Beijing 1Verge Infotech shall not pass any decision about its merger with or investment in any third party without the prior written consent of the Lender;

5.2.4	it shall not carry out any action bearing material influences on the assets, business, obligations or liabilities of Beijing 1Verge Infotech without prior written consent of the Lender;

5.2.5	it shall immediately and unconditionally transfer all or part of its equity interest in Beijing 1Verge Infotech to Lender or any third party designated by the Lender in accordance with PRC laws and, where applicable, procure all the other shareholders of Beijing 1Verge Infotech waive any prior right over purchasing such shares, as required by the Lender;

5.2.6	it shall strictly observe its commitments and guarantees under this Agreement and other related agreements.

5.3	Each Borrower hereby covenants and undertakes that upon the signing of this Agreement, the Borrower shall:

5.3.1	pledge all equity interest in Beijing 1Verge Infotech held by the Borrower for the benefit of Lender to guarantee the due repayment of the Loans hereunder, the payment of the service fees under the Amended and Restated Exclusive Technical and Consulting Services Agreement and the license fees under the Amended and Restated Domain Name Licensing Agreement and the Amended and Restated Trademark Licensing Agreement, and enter into the Amended and Restated Equity Interest Pledge Agreement with Lender;

5.3.2	appoint and authorize individuals designated by the Lender to exercise the rights and powers pertinent to the equity interest in Beijing 1Verge Infotech held by the Borrowers simultaneously with the execution of this Agreement and sign and deliver a power of attorney;

Amended and Restated Loan Agreement	-6-

5.3.3	confirm and ratify in the capacity of a shareholder of Beijing 1Verge Infotech that the Borrowers are bound by the Amended and Restated Business Operation Agreement entered into by the Lender, Beijing1Verge Infotech and the Borrowers on August 16, 2010;

5.3.4	confirm and agree that the Lender shall have the right to acquire or to designate any third party of its choice to acquire from time to time part or all of the equity interest of Beijing 1Verge Infotech from the Borrowers at an agreed price and enter into the Option Agreement.

6.	Default

If a Borrower fails to perform its repayment obligation pursuant to this Agreement, an overdue interest at the rate of 0.01% per day upon the outstanding amount of the Loans shall be payable to the Lender.

7.	Confidentiality

7.1	The Parties acknowledge and confirm to take all possible measures to keep confidential all the confidential materials and information (the “Confidential Information”) they get to know by this Agreement. The Parties shall not disclose, provide or transfer such Confidential Information to any third party without the prior written consent of the other Party. In case of the termination of this Agreement, the receiving party of the Confidential Information shall return or destroy all the files, materials or software as required by the disclosing party, and delete any of the Confidential Information from any memory equipments and discontinue using such Confidential Information.

7.2	The parties agree that this Section 7 shall survive the modification and termination of this Agreement.

8.	Notices

Unless a written notice of change of address is issued, all correspondence relating to this Agreement shall be delivered in person, or by registered or prepaid mail, or by recognized express services or facsimile to the addresses appointed by the other party from time to time.

9.	Governing Law and Dispute Settlement

9.1	The execution, validity, performance and interpretation of this Agreement shall be governed by and construed in accordance with the laws of the PRC.

9.2	The parties shall strive to settle any dispute arising from the interpretation or performance through friendly consultation. In case no settlement can be reached through consultation, either party may submit such matter to China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration. The arbitration shall follow the then current rules of CIETAC, and the arbitration proceedings shall be conducted in Chinese and shall take place in Beijing. The arbitration award shall be final and binding upon the parties. This article shall not be affected by the termination or elimination of this Agreement.

Amended and Restated Loan Agreement	-7-

9.3	In case of any disputes arising out of the interpretation and performance of this Agreement or any pending arbitration of such dispute, each party shall continue to perform their obligations under this Agreement, except for the matters in dispute.

10.	Force Majeure

10.1	Force Majeure refers to any accident which is beyond the party’s control and is inevitable with the reasonable care of the other party who shall be influenced, including but not limited to governmental activity, natural force, fire, explosion, storm, flood, earthquake, tide, lightening or war. However, the credit, capital or shortage of financing shall not be deemed as the matters beyond one party’s reasonable control. The Party influenced by the Force Majeure and seeking for exemption hereunder shall notify the other party as soon as possible and inform the other party of the measures to take in order to accomplish the performance of this Agreement.

10.2	In case the performance of this Agreement is delayed or cumbered by the above-referenced Force Majeure, the party who is influenced by the Force Majeure shall not bear any liability within the scope of delay and cumbrance, and shall take all the proper measures to reduce or eliminate the influence of Force Majeure, and shall make efforts to renew the performance of its obligations hereunder which has been delayed or cumbered by the Force Majeure. Each party shall try its best to restore the performance of this Agreement once the Force Majeure is eliminated.

11.	Miscellaneous

11.1	Any modification, termination or waiver of this Agreement shall not take effect without the written consent of each party.

11.2	Any appendix attached hereto shall be of the same effect as this Agreement.

11.3	No Borrower shall transfer its rights and obligations hereunder to any third party without the prior written consent of the Lender.

Amended and Restated Loan Agreement	-8-

11.4	In case any terms and stipulations in this Agreement is regarded as illegal or cannot be performed in accordance with the applicable law, it shall be deemed to be deleted from this Agreement and lose its effect and this Agreement shall remain its effect and be treated as without it from the very beginning. Each party shall replace the deleted stipulations with those lawful and effective ones, which are acceptable to the Lender, through mutual negotiation.

11.5	This Agreement amends and restates all Previous Loan Agreements. In the event of any discrepancy between this Agreement and any Previous Loan Agreement, this Agreement shall prevail to the extent of the discrepant provisions.

[The space below is intentionally left blank.]

Amended and Restated Loan Agreement	-9-

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their behalf by a duly authorized representative as of the date first written above.

1VERGE INTERNET TECHNOLOGY (BEIJING) CO., LTD.

(Company Seal)

By:	/s/ Victor Wing Cheung Koo
Authorized Representative: Victor Wing Cheung Koo

BORROWER: QIN QIONG

By:	/s/ Qin Qiong

BORROWER: LIU DELE

By:	/s/ Liu Dele

Amended and Restated Loan Agreement	-10-